                                                                    EXHIBIT 99.D

                         EL PASO ENERGY PARTNERS COMPANY
                  GOVERNANCE AND COMPENSATION COMMITTEE CHARTER

--------------------------------------------------------------------------------
                                   OBJECTIVES
--------------------------------------------------------------------------------

The Governance and Compensation Committee is a committee of the Board of Directors of El Paso Energy Partners Company, as General Partner of El Paso Energy Partners, L.P. (the "Partnership"). The Committee shall develop and recommend to the Board a set of governance principles applicable to the Partnership, review the qualifications of candidates for Board membership, screen and interview possible candidates for Board membership and communicate with members of the Board regarding Board meeting format and procedures. The Committee shall also review the executive compensation program of the Partnership to ensure that it is adequate to attract, motivate and retain competent executive personnel and that it is directly and materially related to the short-term and long-term objectives and operating performance of the Partnership.

--------------------------------------------------------------------------------
                             MEMBERSHIP AND POLICIES
--------------------------------------------------------------------------------

o The Board of Directors shall appoint the Chairperson and members of the Committee annually. The Committee shall consist of a minimum of two members of the Board. Each member of the Committee shall be "independent" as defined under the rules adopted by the New York Stock Exchange. Members of the Committee may be removed from the Committee by action of the full Board.

o The Committee shall meet at such times as the Chairperson shall determine, preferably in conjunction with regular Board meetings. Meetings may, at the discretion of the Committee, include members of management, independent consultants and such other persons as the Committee shall determine. The Committee, in discharging its responsibilities, may meet privately for advice and counsel with independent consultants, lawyers, or any other persons knowledgeable in the matters under consideration. The Committee may also meet by telephone conference call or any other means permitted by law or the organizational documents of the general partner.

o A Secretary, who need not be a member of the Committee, shall be appointed by the Committee to keep minutes of all meetings of the Committee and such other records as the Chairperson deems necessary or appropriate.

o The Committee may designate a subcommittee consisting of at least one member to address specific issues on behalf of the Committee.

o    The Committee shall report periodically to the Board on its activities.

--------------------------------------------------------------------------------
                              GOVERNANCE FUNCTIONS
--------------------------------------------------------------------------------

o The Committee shall develop and recommend to the Board a set of governance guidelines applicable to the Partnership, and, as appropriate, recommend to the Board certain criteria (in addition to those criterion required by applicable law) to determine a director's independence.

o The Committee shall monitor the size and composition of the Board. Subject to actions by the Board, the Committee shall assure that the composition of the Board of Directors and any committees thereof, complies with the rules adopted by the New York Stock Exchange and other applicable laws.


Effective:  January 21, 2003
                                       1

o The Committee shall review qualifications of candidates for Board membership recommended by Directors, officers, employees and others in accordance with procedures established by the Partnership's governance guidelines, applicable laws and regulations, and the Committee.

o The Committee shall screen and interview possible qualified candidates for Board membership and aid the Chairman of the Board in attracting qualified candidates, as the Chairman may request.

o The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace any search firm to be used to identify qualified director candidates, including the sole authority to approve the search firm's fees and other retention terms.

o The Committee shall develop and recommend to the Board a policy on potential conflicts of interest, including, but not limited to, the policies on (1) loans to officers and employees (if allowed by law), (2) related-party transactions (including any dealings with directors, officers or employees), and (3) such other transactions that could have the appearance of a potential conflict of interest.

o The Committee shall monitor and report to the Board whether there is any current relationship between any non-management director and the Partnership that may adversely affect the independent judgment of the Director.

o The Committee shall communicate, from time to time, with members of the Board regarding Board meeting format and procedures.

o The Committee shall review the need for any changes in the number, charters, or titles of Board committees and provide a recommendation to the Board for consideration.

o The Committee will (i) oversee the annual performance evaluation of the Board, (ii) conduct an annual performance evaluation of the Committee, the results of which shall be reported to the full Board, and (iii) ensure that the chairperson of each other Board committee conducts a performance evaluation of his or her committee, the results of which shall be reported to the full Board.

o The Committee shall take such other actions necessary or appropriate to assure that other activities prescribed by the governance guidelines are carried out.

--------------------------------------------------------------------------------
                             COMPENSATION FUNCTIONS
--------------------------------------------------------------------------------

o The Committee shall periodically review and approve the Partnership's stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Partnership growth and profitability and that the executive compensation strategy supports organization objectives.

o The Committee shall ensure the executive compensation program of the Partnership is directly related to the Partnership's financial performance, and the performance of the individual executive officer.

o The Committee shall review appropriate criteria for establishing performance targets and determining annual organization and executive performance ratings.

o The Committee shall determine appropriate levels of executive compensation by periodically conducting a thorough competitive evaluation, reviewing proprietary and proxy information, and consulting with and receiving advice from an independent executive compensation consulting firm. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace such independent executive compensation consulting firm, including the sole authority to approve the firm's fees and other retention terms.

o The Committee shall ensure that the Partnership's executive compensation plans are administered in accordance with stated compensation objectives, and shall make recommendations to the Board of Directors with respect to such plans.

o The Committee shall review the Partnership's employee benefit and compensation programs and approve management recommendations subject, where appropriate, to Board of Director approval.

o The Committee shall consider proposals with respect to the creation of and changes to the Partnership's executive compensation program.

o In consultation with the Compensation Committee of El Paso Corporation, the Committee shall review annually and approve the individual elements of total compensation for the Chief Executive Officer and other executive officers of the Partnership and prepare a report on the factors and criteria on which their compensation was based, including the relationship of the Partnership's performance to their compensation.

o The Committee shall periodically review and make recommendation to the full Board regarding annual retainer and meeting fees for the Board of Directors and committees of the Board and shall propose the terms and awards of equity compensation for members of the Board, provided that any such recommendations and proposals shall be made in consultation with the Governance Committee.

--------------------------------------------------------------------------------
                                 OTHER FUNCTIONS
--------------------------------------------------------------------------------

o The Committee shall review and assess the adequacy of this charter periodically.

o The Committee will perform such other functions as assigned by law, the Partnership's organizational documents, or the Board.


                                       3